EXHIBIT 10.13

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement") is made this ___ day of March, 2008, by and among TOM HANSEN, BLUE RIDGE SERVICES, L.P, RICHARD BROCK AND (pro-rate to each of such persons money contributed) (the "Lender") and GEN2MEDIA CORPORATION, E360, LLC, MARY SPIO, MARK ARGENTI AND IAN MCDANIEL, Jointly and Severally (All of suck parties shall hereinafter be individually referred to as a "Debtor" and collectively, as the "Debtors:).

P R E A M B L E:

Debtors have requested Lender to provide certain financing to Debtors (the "Loan"). Lender has agreed to do so, so long as, among other things, this Agreement is executed and delivered by Debtors to Lender.

NOW, THEREFORE, in consideration of the premises which are incorporated herein by this reference and constitute an integral part hereof, the execution and delivery of this Agreement and in order to induce the Lender to extend its financing to Debtors, the parties agree as follows:

ARTICLE ONE. DEFINITIONS

SECTION 1.1.          DEFINED TERMS. In addition to terms defined elsewhere in this Agreement or any Supplement or Exhibit hereto, when used herein, the following terms shall have the following meanings:

(A)            "Collateral" shall mean all assets of Gen2Media Corporation and E360, LLC, including, without limitation, all furniture, fixtures, equipment, contract rights, intellectual property, accounts, and all other assets, wherever located, tangible or intangible, fixed or contingent, and any and all substitutions, renewals, improvements, replacements, additions and proceeds thereof. The Collateral shall also include all common or stock, including options, or the right to receive same, owned by Spio, Argenti and/or McDaniel, in Gen2Media Corp., including stock or options now owned, or later acquired. and whether now owned or existing or hereafter existing or acquired

(C)            "Documents" shall mean this Agreement, the Note and any other instruments or documents required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

(D)            "Liabilities" shall mean all liabilities, indebtedness and obligations of Debtors to the Lender relating to the Note, this Agreement and all of the other Documents, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, but not limited to, all reasonable outside attorneys' and paralegals' fees or charges relating to the preparation of the Documents and the enforcement of Lender's rights, remedies, powers and security interests under this Agreement the Note or any of the other Documents.
.         • '. •

(E)            "Note" shall mean that certain Promissory Note dated as of the date of this Agreement given by Debtors to Lender in the principal amount of $150,000, as may be amended, extended, renewed, supplemented, replaced and/or restated from time to time.

(F)            "Person" shall mean individually, and "Persons" shall mean collectively, any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

(G)            "UCC" shall mean the Uniform Commercial Code as enacted and amended in the State of Florida.

ARTICLE TWO. COLLA'T'ERAL

SECTION 2.1.          SECURITY INTERESTS. To secure payment of the Liabilities, Debtors hereby irrevocably pledge, assign, transfer, convey and set over to the Lender and hereby grant to the Lender a security interest in and to the Collateral, howsoever arising, wherever located and whether now owned or existing or hereafter existing or acquired.

SECTION 2.2.          PERFECTION AND FILING REQUIREMENTS, Debtors shall perform any and all acts requested by the Lender to establish, maintain and continue the Lender's security interests and liens in the Collateral, including, but not limited to, executing financing statements and such other instruments and documents when and as reasonably requested by the Lender. Debtors hereby authorize Lender through any of Lender's employees, agents or attorneys to file any and all financing statements, including, without limitation, any continuations, transfers or amendments thereof required to perfect Lender's security interest and liens in the Collateral under the UCC without authentication or execution by Debtors.

SECTION 2.3.          USE OF COLLATERAL. Each Debtor shall at all times keep the Collateral in good condition and repair and free and clear of all unpaid charges (including, but not limited to, taxes), liens and encumbrances, and shall pay or cause to be paid all obligations as they come due, including, but not limited to, mortgage payments, real estate taxes, assessments and rent due on the premises where the Collateral is or may be located, except for charges, liens, encumbrances and obligations being contested in good faith by such Debtor and for which adequate reserves have been established. Each Debtor agrees that (except as provided in the immediately preceding sentence) in the event such Debtor fails to pay such obligations, the Lender may, at its sole and arbitrary diseretion, pay such obligations for the account of such Debtor. The Lender may, in its sole discretion, discharge faxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral and may, in its sole and arbitrary discretion, pay for the maintenance and preservation of the Collateral. Any payments made by the Lender pursuant to this Section shall be repayable to the Lender by Debtors immediately upon the Lender's demand therefor, with interest at a rate equal to the highest interest rate described in the Note in effect from time to time dUring the period from and including the date funds are so expended by the Lender to the date of repayment, and any such amounts due and owing the Lender shall be an additional obligation of Debtors to the Lender secured hereunder.

ARTICLE THREE. REPRESENTATIONS AND WARRANTIES

SECTION 3.1.          DEBTORS. Each Debtor represents and warrants to the Lender that:

(A)            Organization, Etc. It is duly organized, validly existing and in good standing under the laws of the State of its incorporation and is duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required.

(B)             Authorization: No Conflict. The execution and delivery of the Documents are all within the corporate powers of it, have been duly authorized by all necessary action, have, or by the time of their execution and delivery shall have, received all necessary governmental or regulatory approval (Wary shall be required), and do not and will not contravene or conflict with any provision of (i) law, rule, regulation or ordinance, (ii) the articles of incorporation or by-laws of it; or (iii) any agreement binding upon it or any of their properties, as the case may be.

(C)             Validity and Binding Nature. The Documents executed by it are the legal, valid and binding obligations of it, enforceable against it, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and except as the availability of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE FOUR. INTENTIONALLY DELETED

ARTICLE FIVE. EVENTS OF DEFAULT

SECTION 5.1.          EVENTS OF DEFAULT. Each of the following acts, occurrences or omissions shall constitute an event of default under this Agreement (herein referred to as an "Event of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body or tribunal:

(A)             Debtors shall default in the payment when due of any amount due and owing by Debtors to the Lender under the Note; or

(B)              Except for the Event of Default set forth in Section 7.1(A) of this Agreement, default in the payment of any other amount owing by Debtors to the Lender pursuant to the Documents or pursuant to any other agreement, note, instrument or guarantee; or

(C)              Any representation or warranty made by any Debtor contained in the Documents shall at any time prove to have been incorrect in any material' respect when made; or

(D)              Any Debtor shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under the Documents (not constituting an Event of Default under any other clause of this Section 5.1 of this Agreement); or

(E)              Either: (i) any Debtor shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against such Debtor or such Debtor makes an assignment for the benefit of creditors; provided, however, that, no Event of Default shall exist pursuant to this Subsection E, Clause (i) due to an involuntary bankruptcy case, proceeding or petition filed against such Debtor unless such involuntary case, proceeding or petition shall not have been dismissed or withdrawn within 60 days after the date of such involuntary filing; or (ii) corporate or other action shall be taken by such Debtor for the purpose of effectuating any of the foregoing; or

(F)              If notice is given that the Collateral or any part of the Collateral, is subject to levy, attachment, seizure, or confiscation or uninsured loss; provided, however, that the deductible amount on any insurance policy currently in effect on the Collateral shall not be considered an uninsured loss pursuant to this Subsection.

ARTICLE SIX. REMEDIES

SECTION 6.1.           REMEDIES UPON DEFAULT. Upon the occurrence and continuance of any Event of Default, and the expiration of any applicable cure period, and in every such event:

(A)             notwithstanding anything • in the Documents, Lender may, in its sole and arbitrary discretion, declare the principal of and interest on the Note, and all other amounts owed under the Documents, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and

(B)              Lender may, in its sole and arbitrary discretion, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, exercise all of the remedies of a secured party and mortgage holder under applicable law, including, but not limited to, the UCC, and all of its rights and remedies under the Documents; and

(C)             Lender may require Debtors to make the Collateral and the records pertaining to the Collateral available to the Lender at a place designated by the Lender which is reasonably convenient or may take repossession of the Collateral and the records pertaining to the Collateral without the use of any judicial process and without any prior notice thereof to Debtors; and

(D)             Except as otherwise provided by law, Lender may, at its option, and in its sole and arbitrary discretion, sell the Collateral at public or private sale upon such terms and conditions as Lender may reasonably deem proper, and Lender may purchase the Collateral at any such sale, and apply the net proceeds, after deducting all costs, expenses and attorneys' fees incurred at any time in the collection of the indebtedness of Debtors to the Lender and in the protection and sale of the. Collateral, to the payment of said indebtedness, returning the remaining proceeds, if any, to Debtors, with Debtors remaining liable for any amount remaining unpaid after such application; and

(E)              Lender may, at its option, and in its sole and arbitrary discretion, use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by Debtors; and

(G)             Debtors shall, upon the request of the Lender, forthwith upon receipt, transmit and deliver to the Lender in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by Lender) which may be received by any Debtor at any time in full or partial payment of any Collateral. Debtors shall not commingle any such items which may be so received by Debtors with any other of its funds or property but shall hold them separate and apart from their own funds or property and in trust for the Lender until delivery is made to Lender.

SECTION 6.2.          ATTORNEY-IN-FACT. JJpon the occurrence and during the continuation of an Event of Default, Debtors hereby appoint Lender as such Perton's attorney-in-fact, with full authority in such Person's place and stead and in such Person's name or otherwise, from time to time in Lender's sole and arbitrary discretion, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purpose of this Agreement.

SECTION 6.3.          REMEDIES ARE SEVERABLE AND CUMULATIVE. All provisions contained herein pertaining to any remedy of the Lender shall be and are severable and cumulative and in addition to all other rights and remedies available in the Documents, at law and in equity, any one or more may be exercised simultaneously or successively. Any notification required pursuant to this Article or under applicable law shall be reasonably and properly given to Debtors at the address and by any of the methods of giving such notice as set forth in Section 7.3 of this Agreement, at least 10 days before taking any action.

ARTICLE SEVEN. MISCELLANEOUS

SECTION 7.1.          NO WAIVER, MODIFICATIONS TN WRITING. No failure or delay on the part of Lender.in exercising any right, power or remedy pursuant to the Documents shall operate as a waiver thereof, nor Shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification, supplement, termination or waiver of any provision of the Documents, nor any consent by Lender to any departure by Debtors therefrom, shall be effective unless the same shall be in writing and signed by Lender. Any waiver of any provision of the Documents and any consent by Lender to any departure by Debtors from the terms of any provision of the Documents shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Debtors in any case shall entitle Debtors to any other or further notice or demand in similar or other circumstances.

SECTION 7.2.           SET-OFF. Lender shall have the right to set-off, appropriate and apply toward payment of any of the Liabilities, in such order of application as Lender may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of any Debtor which is in transit. to or in the possession, custody or control of Lender, or any agent, bailee, or Affiliate of Lender. Debtors hereby grant to Lender a security interest in all such property.

SECTION 7.3.          NOTICES, ETC. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing personally delivered or sent by overnight courier or by facsimile machine, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent by facsimile machine or one (1) days after such notice is sent by overnight courier to the intended recipient thereof in accordance with the provisions of this Section 7.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this. Section 7.3 of this Agreement, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated for such party below:

If to the Debtor(s)	c/o Gen2Media Corporation 8418 Dover View Ln Orlando, FL 32829 Phone: (407) 509-5068 Fax No: (866) 275-0923

If to the Lender:	c/o Tom Hansen Phone: ( ) Fax No.: ( )

SECTION 7.4.          COSTS, EXPENSES AND TAXES. Debtors agree to pay all out-of-pocket fees and expenses of Lender (including, but not limited to, UCC Filing and Search Fees and fees and expenses of outside counsel to Lender and paralegals) in connection with-the making of the loans which are the subject of the Note and preparation, administration and enforcement of the Documents and the Liabilities. In addition, Debtors shall pay any and all stamp, transfer and other taxes payable or determined to be payable in connection with the execution and delivery of the Documents and agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. If any suit or proceeding arising from any of the foregoing is brought against Lender, Debtors, to the extent and in the manner directed by Lender, will resist and defend such suit or proceeding or cause the same to be resisted and defended by counsel approved by Lender. If Debtors shall fail to do any act or thing which it has covenanted to do under this Agreement or any representation or warranty on the part of Debtors contained in this Agreement shall be breached, Lender may, in its sole and arbitrary discretion, after 10 days written notice is sent to Debtors, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose; and any and all amounts so expended by the Lender shall be repayable to the Lender by Debtors immediately upon the Lender's demand therefor, with interest at a rate equal to the highest interest rate set forth in the Note in effect from time to time during the period from and including the date funds are so expended by Lender to the date of repayment, and any such amounts due and owing Lender shall be deemed to be part of the Liabilities secured hereunder, The obligations of Debtors under this Section shall survive' the termination of this Agreement and the discharge of the other obligations of Debtors under the Documents.

SECTION 7.5.          FURTHER ASSURANCES. Debtor agrees to do such further acts and things and to execute and deliver to Lender such additional assignments, agreements, powers, documents and instruments as Lender may reasonably require or deem advisable to carry into effect the purposes of the Documents, or to confirm unto Lender its rights, powers and remedies under the Documents.

SECTION 7.6.          COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

SECTION 7.7.          BINDING EFFECTS- ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, Lender, Debtors and their respective successors, assigns, representatives and heirs. Neither Debtor shall assign any of its rights nor delegate any of its obligations under Documents without the prior written consent of Lender and no such consent by Lender shall, in any event, relieve any Debtor of any of its obligations under the Documents.

SECTION 7.8.          HEADINGS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

SECTION 7.9.         ENTIRE AGREEMENT. This Agreement, together with the Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of the Agreement, Except as specifically set forth in this Agreement, Lender makes no covenants to Debtors, including, but not limited to, any commitments to provide any financing to Debtors.

SECTION 7.10.        GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of the State of Florida.

SECTION 7.11.        SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is Prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.12.         CONFLICT. In the event of any conflict between this Agreement and any of the other Documents, the terms and provisions of this Agreement shall govern and control.

SECTION 7.13.         JURISDICTION; WAIVER. DEBTOR ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE LENDER IN PARTIAL CONSIDERATION OF LENDER'S RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE: TERMS AND PROVISION OF THIS AGREEMENT AND THE DOCUMENTS. DEBTOR CONSENTS TO JURISDICTION IN THE STATE OF FLORIDA AND VENUE IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF ORANGE FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT SAID COUNTY IS NOT CONVENIENT. DEBTOR WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST LENDER IN ANY JURISDICTION EXCEPT THE AFORESAID COUNTY AND STATE. LENDER AND DEBTOR HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOANS, THE DOCUMENTS AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered at Orlando, Florida, as of the date first above written.

GEN2MEDIA CORPORATION,		E360, LLC,
A Nevada Corporation		a Florida Limited Liability Company

By:	/s/	By:	/s/